Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-89034, 333-37858, 333-116008, 333-160945, 333-190603, 333-232687, and 333-232686) on Form S-8 and (No. 333-257243) on Form S-3 of our reports dated February 25, 2022, with respect to the consolidated financial statements and financial statement schedules II to III of Lamar Advertising Company and Lamar Media Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP
Baton Rouge, Louisiana
February 25, 2022